                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 Eateries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [EATERIES LOGO]


                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                            DATE:  July 3, 2000
                            TIME:  9:00 a.m.
                            PLACE: Garfield's Restaurant & Pub
                                   Quail Springs Mall
                                   2501 W. Memorial Road
                                   Oklahoma City, OK

Dear Shareholders:

     At the Annual Meeting, we will ask you to:

     o Amend our Restated Articles of Incorporation and Restated Bylaws to, among other things:

          - Create three classes of directors to serve for staggered three-year terms;

          -    Allow the Board of Directors to fill directorship vacancies,

          -    Allow removal of directors only for cause.

          - Allow the Board of Directors to amend any portion of the Restated Bylaws; and

          - Permit future revisions of these amendments only upon the approval of 66 2/3% of the outstanding stock.

     o    Amend our Omnibus Equity Compensation Plan to, among other things:

          - Eliminate the portion of the Plan pertaining only to directors and allow directors to receive awards under the Plan like any employee;

          - Clarify that the Board of Directors may elect to administer all or any portion of the Plan in place of the Compensation Committee; and

          - Clarify that the Board of Directors may elect to re-price or extend stock options previously granted under the Plan.

     o    Elect seven directors; and

     o Transact any other business that may properly presented before the Annual Meeting.

     If you were a shareholder of record at the close of business on May 12, 2000, you may vote at the Annual Meeting.

                                             By Order of the Board of Directors
                                             PATRICIA L. ORZA
June 5, 2000                                 Secretary

PLEASE SIGN; DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS EXERCISE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

                                TABLE OF CONTENTS

                                                                                                              Page
INFORMATION ABOUT THE MEETING AND VOTING.......................................................................1
     Why did you send me this Proxy Statement?.................................................................1
     How many votes do I have?.................................................................................1
     How do I vote by proxy?...................................................................................1
     What does the Board of Directors recommend?...............................................................1
     May I revoke my Proxy?....................................................................................1
     How do I vote in person?..................................................................................3
     What vote is required to approve each proposal?...........................................................3
INFORMATION ABOUT EATERIES, INC. COMMON STOCK OWNERSHIP........................................................5
     Who owns the most Eateries, Inc. stock?...................................................................5
     Did directors, executive officers and greater-than-10% shareholders comply with Section 16(a) Beneficial Ownership Reporting in 1999?......................................6
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS.............................................................6
     The Board of Directors....................................................................................6
     The Committees of the Board of Directors..................................................................6
     How do we compensate directors?...........................................................................7
     Related transactions with directors.......................................................................7
     Compensation Committee Interlocks and Insider Participation...............................................7
     The Executive Officers....................................................................................7
     How do we compensate the Executive Officers?..............................................................9
         Summary Compensation Table............................................................................9
         Options Granted in 1999..............................................................................10
         Aggregated Option Exercises in 1999 and Year-end Option Values.......................................10
         Omnibus Equity Compensation Plan.....................................................................11
         Employment Agreements with the Chief Executive Officer and certain other Executive Officers..........11
         Stock Put Agreements.................................................................................11
     Report on Executive Compensation for 1999................................................................12
         Executive Compensation Report........................................................................12
              Principal Components of Executive Compensation..................................................12
              Base Salaries...................................................................................12
              Stock Incentives................................................................................12
              Cash Bonuses....................................................................................13
              401(k) Plan.....................................................................................13
              Policy on Deductibility of Certain Compensation.................................................13
              Compensation of Chief Executive Officer.........................................................13
     Performance Graph........................................................................................14
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS.................................................15
     PROPOSAL I - 5:  THE PROPOSED AMENDMENTS TO THE RESTATED ARTICLES OF
        INCORPORATION AND RESTATED BYLAWS.....................................................................15
     What is the purpose of the proposed amendments?..........................................................15
     Current Anti-takeover Provisions.........................................................................17
     PROPOSED AMENDMENT 1.....................................................................................18
         Classification of Directors..........................................................................18
     PROPOSED AMENDMENT 2.....................................................................................18
         Filling of Directorships.............................................................................18
     PROPOSED AMENDMENT 3.....................................................................................18
         Removal of Directors Only For Cause..................................................................18


     PROPOSED AMENDMENT 4.....................................................................................19
         Clarification Under Current Oklahoma Law.............................................................19
     PROPOSED AMENDMENT 5.....................................................................................19
         Future Changes to Proposed Amendments................................................................19
     PROPOSAL 6:  THE PROPOSED AMENDMENTS TO
        OMNIBUS EQUITY COMPENSATION PLAN......................................................................19
         What is the purpose of the proposed amendments to the Plan?..........................................19
THE PROPOSED AMENDMENTS TO THE PLAN...........................................................................20
     PROPOSAL 7: ELECT SEVEN DIRECTORS........................................................................20
         Who has the Board of Directors nominated?............................................................20
              Class I Nominees................................................................................20
              Class II Nominees...............................................................................21
              Class III Nominees..............................................................................22
OTHER INFORMATION ABOUT THE ANNUAL MEETING....................................................................23
         Shareholder Proposals for the Next Annual Meeting....................................................23
         Auditors.............................................................................................23
         Who will bear the cost of soliciting these proxies?..................................................23
         How do I obtain an Annual Report on Form 10-K?.......................................................24
EXHIBIT A - PROPOSED AMENDMENTS OF ARTICLE EIGHT OF
   THE RESTATED ARTICLES OF INCORPORATION.....................................................................25
EXHIBIT B - PROPOSED AMENDMENTS OF THE AMENDED
   AND RESTATED BYLAWS OF EATERIES, INC.......................................................................26
Exhibit C - PROPOSED AMENDMENTS OF THE OMNIBUS
   EQUITY COMPENSATION PLAN...................................................................................27

                               PROXY STATEMENT FOR
                                [EATERIES LOGO]
                       2000 ANNUAL MEETING OF SHAREHOLDERS


                    INFORMATION ABOUT THE MEETING AND VOTING


WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is asking for your proxy to vote at the 2000 Annual Meeting of the Shareholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card.

     We anticipate sending this Proxy Statement, the Notice of Meeting and the enclosed proxy card on or around June 2, 2000 to all shareholders entitled to vote. If you were a shareholder of record at the close of business on May 12, 2000, you may vote at the Annual Meeting. On May 12, 2000, there were 3,034,696 shares of our common stock outstanding. Common stock is our only class of voting stock.

     HOW MANY VOTES DO I HAVE?

     Each share of Eateries, Inc. stock that you own entitles you to one vote on each matter considered at the Annual Meeting. Your proxy card shows the number of shares of common stock that you own.

HOW DO I VOTE BY PROXY?

     Please sign, date and return the proxy card, whether or not you plan to attend the Annual Meeting. You will not affect your right to attend and vote at the Annual Meeting by returning the proxy card.

     If you sign, date and return the proxy card to us in time to vote, your "proxy" (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     The Board of Directors recommends a vote:

     o "FOR" all proposed amendments to the Restated Articles of Incorporation and Restated Bylaws;

     o    "FOR" all proposed amendments to the Omnibus Equity Compensation Plan;
          and

     o    "FOR" all seven nominees for director.

     At the time this Proxy Statement went to press, we knew of no other matters which needed to be acted on at the Annual Meeting. We will not introduce any substantive matters at the Annual Meeting which are not presented in this Proxy Statement. If any other business, such as procedural matters, is presented at the Annual Meeting, your proxy will vote according to his best judgment.

MAY I REVOKE MY PROXY?

     o If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

     o You may notify Patricia L. Orza, our Secretary, in writing before the Annual Meeting that you have revoked your proxy;

     o    You may send another proxy with a later date to us in time to vote; or

     o You may attend the Annual Meeting and request revocation of your proxy. (You must request revocation - attendance at the Annual Meeting alone will not revoke your proxy.)

HOW DO I VOTE IN PERSON?

     If you attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee, which shows that you are the beneficial owner of the shares on May 12, 2000, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:

APPROVE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS TO CREATE THREE CLASSES OF DIRECTORS TO SERVE FOR STAGGERED THREE-YEAR TERMS.

     The affirmative vote of a majority of the total outstanding shares of common stock is required to approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" an amendment.

     A broker non-vote has the same effect as a vote "against" an amendment.

PROPOSAL 2:

APPROVE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS TO ALLOW BOARD OF DIRECTORS TO FILL DIRECTORSHIP VACANCIES.

     The affirmative vote of a majority of the total outstanding shares of common stock is required to approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" an amendment.

     A broker non-vote has the same effect as a vote "against" an amendment.

Proposal 3:

APPROVE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS TO ALLOW THE REMOVAL OF DIRECTORS ONLY FOR CAUSE.

     The affirmative vote of a majority of the total outstanding shares of common stock is required to approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" an amendment.

     A broker non-vote has the same effect as a vote "against" an amendment.

PROPOSAL 4:

APPROVE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS TO ALLOW THE BOARD OF DIRECTORS TO AMEND ANY PORTION OF THE RESTATED BYLAWS.

     The affirmative vote of a majority of the total outstanding shares of common stock is required to approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" an amendment.

     A broker non-vote has the same effect as a vote "against" an amendment.

PROPOSAL 5:

APPROVE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS TO PERMIT FUTURE REVISIONS OF THE AMENDMENTS APPROVED AT THIS MEETING ONLY UPON THE APPROVAL OF 66 2/3% OF THE OUTSTANDING COMMON STOCK.

     The affirmative vote of a majority of the total outstanding shares of common stock is required to approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" an amendment.

     A broker non-vote has the same effect as a vote "against" an amendment.

PROPOSAL 6:

APPROVE AMENDMENTS TO THE OMNIBUS EQUITY COMPENSATION PLAN.

     The affirmative vote of a majority of the total outstanding shares of common stock is required to approve the proposed amendments to the Omnibus Equity Compensation Plan. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" an amendment.

     A broker non-vote has the same effect as a vote "against" an amendment.

PROPOSAL 7:

ELECT SEVEN DIRECTORS

     The seven directors who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

     A broker non-vote will have no effect on the election of the directors.

PROPOSAL 8:

OTHER BUSINESS

     The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting is required to approve other matters properly brought before the meeting. So, if you "abstain" from voting, it has the same effect as if you voted "against" a proposal.

     A broker non-vote will not count as a "share present". So, a broker non-vote will reduce the number of affirmative votes that are necessary to approve any proposal.

             INFORMATION ABOUT EATERIES, INC. COMMON STOCK OWNERSHIP

WHO OWNS THE MOST EATERIES, INC. STOCK?

     This table shows, as of May 12, 2000, all of the persons we know to be "beneficial owners" (1) of more than five percent of Eateries, Inc. common stock. This table also shows the beneficial ownership of each director and executive officer of Eateries, Inc. (even if he or she owns less than five percent of the common stock) and of all our directors and executive officers as a group.

                                                               Presently            Shares Beneficially Owned (4)
                                            Directly          Exercisable           -----------------------------
                                             Owned           Stock Options
      Name                                 Shares (2)              (3)               Number             Percent
---------------------------------          ----------        --------------         --------            -------
Vincent F. Orza, Jr.                          385,353               340,000          725,353               21.7%
Patricia L. Orza
2001 Cambridge Way
Edmond, Oklahoma
---------------------------------          ----------        --------------         --------            -------
Edward D. Orza                                448,900                40,000          488,900               16.1%
45 Lounsbury Rd.
Croton-on-Hudson, New York
---------------------------------          ----------        --------------         --------            -------
James M. Burke                                190,345               140,000          330,345               10.5%
5209 Rock Port Way
Oklahoma City, Oklahoma 73013
---------------------------------          ----------        --------------         --------            -------
Bradley L. Grow                                15,000                60,000           75,000                2.5%
---------------------------------          ----------        --------------         --------            -------
Marc Buehler                                       --                 5,000             5,000                .2%
---------------------------------          ----------        --------------         --------            -------
Laurence M. Bader                                  --                10,000            10,000                .3%
---------------------------------          ----------        --------------         --------            -------
Philip Friedman                                49,332                40,000            89,332               2.9%
---------------------------------          ----------        --------------         --------            -------
Thomas F. Golden                               23,255                41,367            64,622               2.1%
---------------------------------          ----------        --------------         --------            -------
Larry Kordisch                                  5,000                30,000            35,000               1.2%
---------------------------------          ----------        --------------         --------            -------
Directors and Executive Officers as a       1,117,185               706,367         1,823,552              49.2%
group (10 persons)
---------------------------------          ----------        --------------         --------            -------


     (1) "Beneficial ownership" is a technical term broadly defined by the Securities Exchange Commission to mean more than ownership in the usual sense. So, for example, you "beneficially" own Eateries, Inc. common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days.

     (2) This column excludes shares which the shareholder has the right to acquire by exercising stock options.

     (3) This column shows the number of shares the shareholder may acquire though the exercise of presently exercisable stock options or stock options which will become exercisable within 60 days of May 12, 2000.

     (4) This column includes shares directly owned and shares subject to presently exercisable stock options as described in footnotes (1), (2) and (3) above.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% SHAREHOLDERS COMPLY WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN 1999?

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% shareholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to give us copies of the reports. Based on our review of these reports and of written representations of the reporting persons provided to us, we believe that all reporting persons complied with the Section 16(a) filing requirements for 1999.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Eateries, Inc., but does not participate in day-to-day operations. The Board of Directors consists of seven members. During 1999, each director served for a term of one year (or until his or her successor had been elected and qualified, subject to earlier resignation, removal or death). If the shareholders approve the proposed amendments to the Restated Articles of Incorporation and the Restated Bylaws, the directors will serve staggered three-year terms as described on pages 16 and
17. On the other hand, if the shareholders do not approve the proposed amendments, the directors will serve a one-year term. The number of directors comprising the Board of Directors may be increased or decreased by amendment to our bylaws. Our officers serve at the discretion of the Board of Directors, subject to contractual arrangements.

THE COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two permanent committees:

THE AUDIT COMMITTEE          The Audit Committee recommends the appointment of
                           independent auditors, supervises the engagement, performance and fees of the auditors, and reviews and responds to all recommendations and reports of the auditors.

                             Mr. Philip Friedman, Mr. Thomas Golden and Mr.
                           Larry Kordisch are members of the committee. Mr. Kordisch serves as chairman of the committee. The Audit Committee met four times in 1999.

THE COMPENSATION COMMITTEE   The Compensation Committee administers the
                           executive compensation program of Eateries, Inc. (except that the entire Board of Directors administers the Omnibus Equity Compensation Plan.) The members of the committee are independent non-employee directors. Each year, as the Securities Exchange Commission requires, the committee reports to you on executive compensation. The Compensation Committee's Report on Executive Compensation for 1999 is printed at pages 11 and 12.

                             Mr. Larry Kordisch and Mr. Thomas F. Golden are
                           members of the committee. Mr. Golden serves as chairman of the committee. The

               Compensation Committee met one time in 1999.



HOW DO WE COMPENSATE DIRECTORS?

     During 1999, we compensated the directors as follows:

         ANNUAL FEE        We paid each director an annual retainer fee of
                           $10,000 (paid in quarterly installments.)

         MEETING FEE       We paid each director $500 for each board meeting,
                           committee meeting or travel day.

         STOCK OPTIONS     We also grant each director stock options upon his or
                           her initial election as a director and additional options after five years of service. (For more information, see below at page 9 under "Omnibus
                           Equity Compensation Plan".)

RELATED TRANSACTIONS WITH DIRECTORS

     We have a policy that requires that any transactions between Eateries, Inc. and our officers, directors, and affiliates be on terms no less favorable than those that we could obtain from unrelated third parties.

     We have employed the firm of Advertising & Marketing Associates, which is owned by Dr. Vincent F. Orza, Jr., as our advertising agency. The firm purchases most of our electronic, outdoor and print media advertising, and has provided creative materials and marketing research for us. We paid the firm $1,454,264 for media costs in 1999, from which it retained standard agency discounts. Dr. Orza represents that the 1999 discounts were approximately $131,844 net of expenses. The firm does not charge us for creative or marketing research. We believe that our arrangement with Advertising & Marketing Associates is consistent with our policy on transactions with directors and in the best interest of Eateries, Inc.

     We lease our corporate offices in Edmond, Oklahoma from Great Places, L.L.C., an entity, which is owned by Dr. Orza, Jr. and Messrs. Burke and Grow. Our lease with Great Places commenced in June 1999, and we paid a total of $62,300 in rent to Great Places in 1999. The lease requires us to pay monthly rental to Great Places of $8,900, and remains in effect until June 2014.

     The Shawnee Oklahoma Garfield's Restaurant is leased from Great Places of Shawnee, L.L.C., an entity owned by Dr. Orza and Messrs. Burke and Grow. Our lease with Great Places of Shawnee commenced in October 1999, and we paid a total of $27,000 in rent in 1999. The lease requires us to pay monthly rental to Great Places of Shawnee of $9,000, and remains in effect until October 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Thomas Golden, a member of our Audit and Compensation Committees, is a shareholder and director of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (an Oklahoma law firm with offices in Tulsa and Oklahoma City), the primary outside law firm of Eateries, Inc. We incurred legal fees of $224,778 with the law firm in 1999.

THE EXECUTIVE OFFICERS

     These are the biographies of the current executive officers of Eateries, Inc., except for those officers who are also directors (whose biographies are included beginning on page 18 under "Who has the Board of Directors Nominated?").

BRADLEY L. GROW            VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND ASSISTANT
Age 43                     SECRETARY. Mr. Grow joined Eateries, Inc. in July
                           1998. From 1979 through 1981, Mr. Grow was with
                           Touche Ross and Company (now Deloitte and Touche) an
                           international accounting firm in their London,
                           England office. In 1982 he was

BRADLEY L. GROW            employed by Grant Thornton and Company, an
continued                  international accounting firm, and from 1983 to 1984
                           was the Chief Financial Officer of the Harper
                           Companies. From 1985 to July 1998, Mr. Grow was the
                           Managing Partner and Principle Owner of Grow and
                           Company, a CPA firm with offices in three states
                           where he specialized in mergers, acquisitions and
                           business structure work. Mr. Grow is a Certified
                           Public Accountant and holds a Bachelor of Science
                           degree in Accounting and a Masters of Business
                           Administration degree from the University of Central
                           Oklahoma. Mr. Grow is on the board of visitors at the
                           University of Tulsa, and is on the board of directors
                           of Azienda Acricola San Damiano, Italy; The Sabake
                           Fruit Company, Kenya; Quail Energy Company and
                           several other companies and charities.

MARC A. BUEHLER            VICE PRESIDENT OF MARKETING. Mr. Buehler joined
Age 30                     Eateries, Inc. in March 1999 as Vice President of
                           Marketing. Mr. Buehler is responsible for our
                           long-term strategic marketing efforts including
                           advertising, menu development, product research and
                           development, consumer research and support. From 1996
                           until joining Eateries, Inc., Mr. Buehler was
                           Franchise Marketing Manager for Applebee's
                           International, Inc., operator and franchisor of the
                           world's largest casual dining concept, Applebee's
                           Neighborhood Grill & Bar. From 1992 to 1996, Mr.
                           Buehler was employed by ESPN as an account executive.
                           Mr. Buehler holds a Bachelor of Science degree in
                           Business Administration and a Master of Science
                           degree in Advertising Management, both from the
                           University of Kansas.



LAURENCE M. BADER          VICE PRESIDENT OF FRANCHISE DEVELOPMENT. Mr. Bader
Age 55                     joined Eateries, Inc. in 1999, as Vice President of
                           Franchise Development. Mr. Bader is responsible for
                           creating a Franchising Department for Garfield's
                           Restaurant and Pub and for developing franchising
                           locations, both domestically and internationally. He
                           consults with franchisees on real estate and
                           construction, and manages a franchise relations team.
                           Mr. Bader brings more than 30 years of experience in
                           franchising, franchise relations, development, and
                           restaurant operations from Kentucky Fried Chicken
                           Corp., Marriott, Pizzeria Uno and, most recently,
                           from Applebee's International, where he established
                           and grew the franchise business from 115 restaurants
                           in 1990 to the 1100 they operate today. He has
                           developed franchisees in 49 of the 50 states, Canada,
                           Mexico, the Caribbean and Europe. Mr. Bader holds a
                           Marketing degree from the University of Maine. He is
                           a member of the International Council of Shopping
                           Centers, and has represented his companies as a
                           member and presenter at conventions of the
                           International Franchise Association.

HOW DO WE COMPENSATE THE EXECUTIVE OFFICERS?

     The tables set forth on pages 8 and 9 show:

         o Salaries, bonuses and other compensation (during the last three years) of the executive officers of Eateries, Inc. who earned over $100,000 in 1999;

         o        Options granted to the named executive officers in 1999; and

         o Options exercised by the named executive officers and the value of their outstanding options measured by the closing price of our common stock on December 26, 1999.

                           SUMMARY COMPENSATION TABLE

     This table shows the compensation paid over the last three years to the Chief Executive Officer and other executive officers who received compensation of $100,000 or more in 1999.

                                                                                                    Long-Term
                                                                                                  Compensation
                                                       Annual Compensation                           Awards
                                   ---------------------------------------------------------     --------------
                                                                                                   # of Shares
                                                                                                   Underlying       All other
         Name and                                                              Other Annual       Stock Options    Compensation
    Principal Position                 Year       Salary(1)       Bonus        Compensation          Granted           (2)
-----------------------------      ------------  ------------  ------------     ------------     --------------   ------------
Vincent F. Orza, Jr.                       1999  $    300,758            --     $   11,000(3)           20,000(4)           --
Chairman of the Board,                     1998       232,873       100,000         12,500(3)           20,000(4)          365
President and                              1997       208,450        50,000          6,000(3)           20,000(4)          285
Chief Executive Officer
                                   ------------  ------------  ------------     ------------     --------------   ------------
James M. Burke                             1999  $    180,341            --     $   11,000(3)            10,000             --
Vice President, Chief                      1998       160,764        50,000         12,500(3)            10,000            161
Operating Officer,                         1997       146,110        30,000          6,000(3)            10,000            133
Assistant Secretary and
Director
                                   ------------  ------------  ------------     ------------     --------------   ------------
Brad Grow                                  1999  $    150,000            --               --               --               --
Vice President, Chief                      1998            --            --               --               --               --
Financial Officer and                      1997            --            --               --               --               --
Assistant Secretary
                                   ------------  ------------  ------------     ------------     ------------     ------------


     (1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers. Amounts shown also include automobile allowances as follows: Orza $8,450; Burke $6,110 and Grow $0 ($14,560 for the group).

     (2) Amounts shown under this column represent the premiums paid by Eateries, Inc. under split-dollar life insurance plans. Under these plans, Eateries, Inc. pays the premiums for life insurance issued to the named executive. Repayment of the premiums is secured by the death benefit or the cash surrender value of the policy, if any, if the executive cancels and surrenders the policy.

     (3)  Amounts shown represent directors' fees.

     (4) Amount shown includes stock options granted to Dr. Orza's spouse, Patricia L. Orza, a director of Eateries, Inc.

                             OPTIONS GRANTED IN 1999

     This table shows the options granted to the named executive officers who received compensation of $100,000 or more in 1999.


                                     # of                                             Potential Realized Value
                                    Shares     % of Total                            at Assumed Annual Rates of
                                  Underlying    Options                               Stock Price Appreciation
                                   Options     Granted to     Exercise   Expiration        for Option Term
                       Date of    Granted in   Employees      Price(2)      Date     ----------------------------
        Name            Grant        1999      in 1999(1)    ($ share)     (Mo/Yr)        5%(3)         10%(4)
--------------------- ---------- ------------ ------------ ------------- ----------- --------------- ------------
Vincent F. Orza, Jr.   7/20/99     20,000(5)    11.7%        $3.563       7/7/04        19,685        42,499
                      ---------- ------------ ------------ ------------- ----------- --------------- ------------

James M. Burke         7/20/99     10,000        5.8%        $3.563       7/7/04         9,843        21,749
                      ---------- ------------ ------------ ------------- ----------- --------------- ------------

Brad Grow                --            --         --             --           --            --            --
                      ---------- ------------ ------------ ------------- ----------- --------------- ------------


     (1)  Includes options granted to non-employee directors.
     (2)  Exercise price was market price on date of grant.
     (3)  Assumes 5% annual increase in stock price over term of option.
     (4)  Assumes 10% annual increase in stock price over term of option.
     (5) Includes options granted to Dr. Orza's spouse, Ms. Patricia L. Orza, a director of Eateries, Inc.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     This table shows options exercised by the named executive officers (who received compensation of $100,000 or more in 1999) and the value of their outstanding options measured by the closing price of Eateries, Inc.'s common stock on December 26, 1999.


                                Shares       Value      Number of Shares Underlying    Value of Unexercised in-the-
                             Acquired on   Realized    Unexercised Options at FY-End    Money Options at FY-End($)
           Name                Exercise       (1)      (#) Exercisable/Unexercisable    Exercisable/Unexercisable
---------------------------- ------------- ----------- ------------------------------- -----------------------------
Vincent F. Orza, Jr.(2)(3)        --           --              280,000/70,000                 56,240/12,5000
                             ------------- ----------- ------------------------------- -----------------------------

James M. Burke(2)                --           --               120,000/30,000                  23,120/5,000
                             ------------- ----------- ------------------------------- -----------------------------

Brad Grow                         --           --               60,000/90,000                      --/--
                             ------------- ----------- ------------------------------- -----------------------------

     (1)  Market value at exercise date less exercise price.
     (2) The options held by Dr. Vincent F. Orza, Jr. and Mr. James M. Burke include options received for service as directors of Eateries, Inc.
     (3) The information shown for Dr. Orza includes the beneficial ownership of director options for 50,000 shares held by his spouse, Ms. Patricia Orza.

                        OMNIBUS EQUITY COMPENSATION PLAN

     Under the Omnibus Equity Compensation Plan of Eateries, Inc., the Board of Directors may grant stock options, restricted stock or other derivative securities to our employees. Currently, we have issued non-qualified stock options to key employees to acquire a total of 1,606,000 shares of common stock. Options to acquire 951,500 shares of employee stock options have been exercised and options to acquire 517,500 shares remain outstanding. The Omnibus Plan also includes an employee stock purchase plan.

     At the time of his or her initial election, we issue each director (including both outside and employee directors) options for 50,000 shares of common stock. Once a director serves for more than five years, we grant the director annual stock options of 10,000 shares upon re-election. Under the Omnibus Equity Compensation Plan, we may not grant options at an exercise price, which is less than 85% of the fair market value of the common stock on the date of grant. We grant all director options at fair market value on the date of grant.

     Currently, 387,417 shares of common stock are reserved for issuance under currently outstanding director options. Directors may exercise their initial options at the rate of 20% per year beginning on the first anniversary of a director's initial election to the Board of Directors (or, as to directors elected before 1988, beginning in 1989). Directors may exercise their re-election options one full year from the date of grant. All director options have a term of five years from the start of the exercise period, subject to a one-year extension to the estate of a deceased director. Directors may not transfer their options except by will or the laws of descent.

     Under the Omnibus Equity Compensation Plan, if there is a change in control of Eateries, Inc., all unvested stock options will vest and all outstanding stock options or other plan awards will be cashed out unless the Compensation Committee determines otherwise.

             EMPLOYMENT AGREEMENTS WITH THE CHIEF EXECUTIVE OFFICER
                      AND CERTAIN OTHER EXECUTIVE OFFICERS

     We have employment agreements with Dr. Vincent F. Orza, Jr. and Mr. James
M. Burke dated as of October 1, 1995, and with Bradley L. Grow dated as of September 30, 1998. The employment agreements with Dr. Orza and Mr. Burke provide for three-year terms, which unless terminated, automatically renew for additional one-year terms on each December 31. The employment agreement with Mr. Grow has an indefinite term and may be terminated by us or Mr. Grow for any reason upon ninety days advance written notice. The current base salary of each executive under his or her respective employment agreement is as follows:

          o    Vincent F. Orza, Jr.       $292,308

          o    James M. Burke             $174,231

          o    Bradley L. Grow            $150,000

     If Dr. Orza or Mr. Burke should die during the term of his employment agreement, we will pay his estate an amount equal to two years' salary out of the proceeds of the key man life insurance policy maintain on the executive's life. If Mr. Grow should die during the term of his agreement, we will pay his estate regular installments of base salary for one year from the date of his death.

     STOCK PUT AGREEMENTS. If Dr. Orza or Mr. Burke should die, the executive's estate or other legal representative has the right (but not the obligation) to compel Eateries, Inc. to purchase all or part of the common stock:

          o    Owned by or under stock options to the executive;

          o Owned by the executive's immediate family members (i.e. spouse or children); or

          o Controlled by the executive or his immediate family members through trusts, partnerships, corporations or other entities on the date of the executive's death.

     We will pay for any compelled purchase of stock out of (and limited to) the proceeds of the key man life insurance policies we hold on the executive.

REPORT ON EXECUTIVE COMPENSATION FOR 1999

     The Compensation Committee develops, implements, reviews and administers the executive compensation programs and policies of Eateries, Inc. It also monitors the performance and compensation of the management, and makes recommendations and reports to the Board of Directors about the levels of executive compensation. The Compensation Committee furnished the following report on executive compensation for 1999:

                         EXECUTIVE COMPENSATION REPORT
                 PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

     We have designed the executive compensation program of Eateries, Inc. to:

          o    Attract and retain capable personnel; and

          o    To motivate them through rewards based on:

               -    Employee performance;

               -    The financial performance of Eateries, Inc.; and

               -    Stock price appreciation.

     We compensate our executives through base salary, stock incentives (that reward management for stock price appreciation and align management and shareholder interests) and possible cash bonuses (based on achieving annual operating income targets).

                                 BASE SALARIES

     We determine base salaries by a subjective mix of the performance of Eateries, Inc., its size, cash availability, and the levels of compensation received by executives at similar companies. For an overview of executive salaries, see the Summary Compensation Table on page 8. We believe that the management's base salary levels are and have been at or below the levels of compensation received by executives at similar companies. This belief is based on the collective knowledge of our committee members and on informal compensation surveys of public corporations in the restaurant industry, which we regard as a reasonable sampling of industry standards.

                                STOCK INCENTIVES

     We provide long-term incentive awards for our management through our stock incentive program (introduced in 1987). The stock incentive program is currently composed of:

          o A stock grant program and stock option grants for lower level management;

          o    Stock option agreements for our President and Vice Presidents;
               and

          o    Stock option grants for incoming and long-term directors.

     We offer this incentive compensation to our executives instead of more traditional compensation packages (offering broad insurance coverages, retirement plans, and higher base salaries) because we believe it helps align the interests of our management with our shareholders. By placing a substantial portion of management's compensation in a stock incentive program, their compensation is "at risk" in much the same way that a shareholder's stock purchase price is "at risk". Management only earns this incentive compensation through its ability to make Eateries, Inc. perform, therefore, improving its value and the corresponding price of its stock. So, management and the shareholders benefit together, and their interests are aligned. We have the same goal for our director stock option plan: to reward shareholder interests.

     EMPLOYEE PURCHASE PLAN. In 1994, we adopted an employee stock purchase plan, which gives all employees (except for those owning 5% or more of our common stock) the right to purchase shares of common stock at a discount from market price. This program is intended to give all employees a financial stake in our success.

                                  CASH BONUSES

     In contrast to our stock incentive program, our discretionary cash bonus program (introduced in 1992) offers incentives for short-term (annual) performance. The program is based on a combination of factors including net income, revenue, growth and various other criteria. We believe that, while short-term performance is important and should be rewarded, it is less important than long-term growth, profitability and stock price appreciation. Accordingly, the levels of compensation from the cash bonus program are significantly less than that potentially available from the stock incentive programs.

                                  401(k) PLAN

     We have a 401(k) plan (introduced in 1996) which assists employees in providing for their retirement.

                POLICY ON DEDUCTIBILITY OF CERTAIN COMPENSATION

     A 1993 amendment to the Internal Revenue Code prohibits public companies from deducting annual compensation in excess of $1,000,000 paid to certain executive officers after 1993. We do not believe this restriction will affect our compensation decisions because of the relatively low levels of salary and cash bonus historically paid to the management of Eateries, Inc. Although the exercise of stock options could cause the $1,000,000 cap to be exceeded, we do not intend to consider the cap when awarding stock options.

                    COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Dr. Orza's current base salary is $292,308. We believe that the stability, growth and earnings of Eateries, Inc. in recent years justifies the compensation paid to Dr. Orza.

Dated: June 5, 2000                 THE COMPENSATION COMMITTEE OF EATERIES, INC.
                                                  Mr. Thomas F. Golden, Chairman
                                                              Mr. Larry Kordisch

PERFORMANCE GRAPH

     This graph compares the five-year total return to shareholders (stock price appreciation plus reinvested dividends) for Eateries, Inc. common stock with the comparable return of two indexes: the CRSP Total Return Index for the NASDAQ Market and the NASDAQ Retail Trade Index. The graph assumes that you invested $100.00 in Eateries, Inc. common stock and in each of the indexes on December 31, 1994, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated.

                                    [GRAPH]

                              1994      1995      1996      1997      1998      1999
GRAPH DOLLAR VALUES

Eateries, Inc.               $  100    $   69    $   81    $   92    $  141    $   72

CRSP Total Return Index         100       141       174       213       300       542

NASDAQ Retail Trade Index       100       110       131       159       187       182


     Historical returns may not necessarily be indicative of actual returns, which may be achieved in the future.

         DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS


PROPOSAL 1 - 5: The Proposed Amendments to the Restated Article of Incorporation
                and Restated Bylaws

     We recommend that you approve the proposed amendments to our Restated Articles of Incorporation and Restated Bylaws, which provide for:

          o    Classifying the directors;

          o    Filling vacant director positions;

          o    Removing directors only "for cause";

          o Allowing the Board of Directors to amend any portion of the Bylaws; and

          o Permitting future revisions to the amendments adopted at this meeting only upon approval of 66 2/3% of the outstanding common stock.

     The proposed amendments may affect your rights and may be characterized as "anti-takeover" measure. "Anti-takeover" measures tend to insulate management and make a change of control in the management more difficult.

     Carefully study this discussion of the proposed amendments and the text of the proposed amendments, which is attached as Exhibits A and B to this Proxy Statement. Always rely on the text of the proposed amendments, which is attached as Exhibits A and B over this discussion of the proposed amendments.

WHAT IS THE PURPOSE OF THE PROPOSED AMENDMENTS?

     Lately, there has a trend toward outside parties accumulating substantial stock positions in public corporations either:

          o With the intention of using a controlling block of stock to force a merger or consolidation; or

          o As groundwork for proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors.

     Such outside parties often fail to notify or consult with the management of the corporation and in many cases; they seek representation on the corporation's board of directors to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists their efforts to obtain representation on the corporation' s board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     In many circumstances, such efforts may not be beneficial to the interests of a corporation and its shareholders. They may deprive the management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, we designed the proposed amendments to protect against rapid shifts in control of our Board of Directors and assist in assuring continuity in the management, affairs and business strategies of Eateries, Inc. We are not aware of any specific effort by a party to obtain control of Eateries, Inc.

     Because the officers and directors of Eateries, Inc. as a group beneficially own or control approximately 50% of the outstanding common stock, our Board of Directors has generally enjoyed continuity of membership in recent years (although individual directors have from time to time resigned for personal reasons and have been replaced). We believe that the proposed amendments will help ensure continuity of experience, which is desirable, and in the best interests of Eateries, Inc. and its shareholders generally. However, the proposed amendments will make a change in directors and management for any reason more difficult (even if a change would be beneficial to shareholders generally). The staggered terms of directors will have the effect of requiring at least two shareholder meetings (instead of one, as at present) to effect a change in majority control of the Board of Directors. The proposed amendments also prohibit the removal of incumbent directors by a holder of a large block of the shares except for cause. If the shareholders approve the proposed amendments, you will elect directors to longer terms and existing directors, if re-elected, will be the initial beneficiaries of the extended terms.

     The proposed amendments are consistent with Oklahoma corporate law, which authorizes the classification of a board of directors into two or three classes. Oklahoma corporate law also provides that a corporation's certificate of incorporation may contain procedures for removal of directors and filling vacancies on the board. You should note that when a board of directors is not classified, the shareholders have the right under applicable Oklahoma corporate law to remove directors, with or without cause, by a majority vote.

     The full text of the proposed amendments is attached as Exhibits A and B to this Proxy Statement. The affirmative vote of the holders of at least 50% plus one share of the outstanding common stock of Eateries, Inc. is required to adopt the proposed amendments.

CURRENT ANTI-TAKEOVER PROVISIONS

     The management of Eateries, Inc. beneficially owns approximately 50% of the outstanding common stock, including shares subject to acquisition upon the exercise of outstanding stock options. The Board of Directors also has the ability to issue preferred stock, which may make it more difficult for, and may discourage other persons or companies from making a tender offer for, or attempting to acquire, substantial amounts of our common stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of our common stock, which often can result from actual or rumored takeover attempts.

     The Restated Bylaws of Eateries, Inc. provide that shareholders may take action without a meeting by unanimous consent. This provision could be considered an anti-takeover provision. Subsequent to the adoption of this bylaw, the Corporate Code of the State of Oklahoma was revised to provide that shareholders may take action without a meeting by less than unanimous consent provided holders of sufficient shares to take the proposed action consented in writing to the action. Because the present statutory provision allowing less than unanimous consent may be altered only by an amendment to a corporation's Certificate of Incorporation, we believe that our current bylaw provision is void.

     Eateries, Inc. is subject to the provisions of the Oklahoma Take-over Disclosure Act of 1985, which regulates corporate takeovers. The act requires certain notices to be given prior to a person making a take-over offer. Such notices include filing a registration statement with the Administrator of the Department of Securities of Oklahoma and delivering a copy of such notice to the subject corporation. The act applies to offers to take-over an issuer of publicly traded securities of which at least 20% of its equity securities are held by Oklahoma residents and which has substantial assets in Oklahoma. Subject to certain exceptions, a "take-over" offer is an offer to acquire any equity securities of the subject corporation from a resident of Oklahoma in which the offeror discloses its intention that, as a result of the acquisition, either:
(i) the offeror will own more than 10% any class of the outstanding equity securities, or (ii) the ownership by the offeror of any class of equity securities will be increased more than 5%.

     Eateries, Inc. is subject to the provisions of Section 1090.3 of the Oklahoma Corporation Act. That section provides, with certain exceptions, that an Oklahoma corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person who is an "Interested Shareholder" for a period of three years from the date that such person became an Interested Shareholder unless:

          o The transaction, or business combination, resulting in a person's becoming an Interested Shareholder is approved by the board of directors of the corporation before the person becomes an Interested Shareholder;

          o Upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans); or

          o On or after the date the person became an Interested Shareholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the Interested Shareholder.

     An "Interested Shareholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder.

     The Oklahoma Shares Control Act (Section 1145 et seq. of the Oklahoma Corporation Act) prohibits the voting of "control shares" without the approval of a majority of shares held by non-interested shareholders. Under the act, "control shares" are shares acquired by a person which causes his percentage ownership to exceed certain statutorily prescribed ranges of ownership beginning at 20%. The act was ruled unconstitutional shortly after its adoption in 1987; however, certain amendments to the act in 1990 and 1991 may have cured its constitutional infirmities.

PROPOSED AMENDMENT 1:  CLASSIFICATION OF DIRECTORS

     If the shareholders approve the proposed amendments, the Board of Directors will be divided into three classes (each class to be substantially equal in number). At the Annual Meeting, the shareholders will elect two directors for a term expiring at the 2001 Annual Meeting; two directors for a term expiring at the 2002 Annual Meeting; and three directors for a term expiring at the 2003 Annual Meeting (and, in each case, until their respective successors are duly elected and qualified). Starting with the 2001 Annual Meeting of shareholders, one class will be elected each year for a three-year term.

     The proposed amendments, if approved, will increase the number of annual meetings necessary to effect a change in majority membership of the Board of Directors from one annual meeting to two annual meetings.

PROPOSED AMENDMENT 2:  FILLING OF DIRECTORSHIPS

     If the shareholders approve the proposed amendments, a majority of the remaining directors may fill a vacancy on the Board of Directors occurring during the course of the year, and the new director will serve for the remainder of his or her predecessor's term. If a new directorship is created due to an increase in the fixed number of directors, a majority of the directors in office may fill the new directorship, and the new director will serve for the same term as that of the other directors of the class of which he or she is a member.

PROPOSED AMENDMENT 3:  REMOVAL OF DIRECTORS ONLY FOR CAUSE

     If the shareholders approve the proposed amendments, the shareholders (holding at least a majority of the outstanding common stock acting at a meeting called for such purpose) may only remove directors for cause. "For cause" will exist only if:

          o A court of competent jurisdiction convicts the director of a felony (and such conviction is no longer subject to direct appeal);

          o A court of competent jurisdiction finds the director liable for negligence or misconduct in the performance of his or her duty to Eateries, Inc. in a matter of substantial importance (and such finding is no longer subject to direct appeal); or

          o Any other situation exists which eighty percent (80%) of the other directors agree constitutes cause for removal.

     Our bylaws currently provide for removal with or without cause.

PROPOSED AMENDMENT 4:  CLARIFICATION UNDER CURRENT OKLAHOMA LAW

     At the time the Restated Bylaws were adopted, the Oklahoma Corporate Code prohibited the Board of Directors from adopting amendments related to directors. Since then, Oklahoma has adopted a new Corporate Code eliminating that restriction. Your vote on Amendment 4 makes the bylaws consistent with current Oklahoma corporate law.

PROPOSED AMENDMENT 5:  FUTURE CHANGES TO PROPOSED AMENDMENTS

     If the shareholders approve the proposed amendments, the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the total outstanding shares of common stock is required to amend or repeal any provision inconsistent with the proposed amendments. Without this change, a hostile acquiror could acquire enough shares to repeal these amendments, including the requirement of a classified board. Because directors and executive officers as a group beneficially own 50% of the outstanding common stock, they would be in a position to block any amendment even if the amendment would be desired by or beneficial to shareholders holding a majority of the outstanding common stock.

--------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                     APPROVAL OF THE PROPOSED AMENDMENTS.
--------------------------------------------------------------------------------

PROPOSAL 6:  THE PROPOSED AMENDMENTS TO THE OMNIBUS EQUITY COMPENSATION PLAN

     We recommend that you approve the proposed amendments to our Omnibus Equity Compensation Plan which provide for:

          o Elimination of the special director option portion of the Plan and inclusion of directors in the portion of the Plan that applies to all employees;

          o Clarifying that the Board of Directors, rather than the Compensation Committee, may elect to administer all or any portion of the Plan; and

          o Clarifying that the Board of Directors has the authority, at its discretion, to re-price existing stock options or to extend the term of existing stock options.

     Carefully study this discussion of the proposed amendments to the Plan and the text of the proposed amendments, which is attached as Exhibit C to this proxy statement.

WHAT IS THE PURPOSE OF THE PROPOSED AMENDMENTS TO THE PLAN?

     The director option portion of the Plan is a "formula" plan, that automatically grants 50,000 options upon a director's election. The 50,000 options vest at the rate of 10,000 per years of service. Directors are granted options to purchase an additional 10,000 shares for each additional year they serve on the board after their initial five-year term.

     Directors have a "fiduciary" responsibility to make all decisions in the best interest of the Company and shareholders, and thus believe they should be allowed discretion in making all awards under the Plan. The issue in granting of each stock option, whether to employees or directors, should be whether the grant is in the best interests of the Company and not compliance with a mechanical formula.

     The other amendments to the Plan are likewise intended to expand the discretion the Board of Directors. The first amendment makes clear that the Board of Directors, rather than just the Compensation Committee, may administer all of the Plan, since the compensation committee may not always meet the wholly disinterested requirements of Section 16. Therefore, administration by the entire Board of Directors will remove any concern as to whether the Plan qualifies under Section 16.

     Another proposed clarifying change is that the Board of Directors may re-price or extend the term of existing stock options. At present, the Plan provides that the Board may amend the Plan but does not expressly address the re-pricing of stock options or extension of the term of options. The Board believes that it is important that it be allowed discretion to take these actions if it believes them to be in the best interests of the Company.

     Conditioned upon the approval of the proposed amendments to the plan, options for 50,000 shares currently allocated to the Board, could be repriced and or extended for an additional 5 year, or for certain purposes, be viewed as the granting of new options.

THE PROPOSED AMENDMENTS TO THE PLAN

     If the shareholders approve the proposed amendments to the Plan, directors of the Company will be treated like any other employee with respect to the grant of awards, that is, the grant of the award will be within the sole discretion of the Board of Directors, the Compensation Committee or another committee, which the Board establishes for that purpose. This discretion will relate to every term of each award, including term and price.

--------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.
--------------------------------------------------------------------------------

PROPOSAL 7:  ELECT SEVEN DIRECTORS

     At the Annual Meeting of Shareholders, seven directors constituting the entire Board of Directors will be elected. If the shareholders approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws, the directors will be elected for the following terms:

          o    Class I directors:     Elected to serve until the 2003 Annual
                                      Meeting.

          o    Class II directors:    Elected to serve until the 2002 Annual
                                      Meeting.

          o    Class III directors:   Elected to serve until the 2001 Annual
                                      Meeting.

     If the shareholders do not approve the proposed amendments to the Restated Articles of Incorporation and Restated Bylaws, the directors will be elected to hold office until the next annual meeting of the shareholders or until their successors are duly elected and qualified.

     The Board of Directors has nominated seven directors for election. Each nominee currently serves as one of our directors. We know of no reason why any nominee may be unable to serve as director. However, if any of them should be unable to serve, your proxy may be voted for a substitute nominee proposed by the Board of Directors.

WHO HAS THE BOARD OF DIRECTORS NOMINATED?

-------------------------------------------------------------------------------
                                CLASS I NOMINEES
-------------------------------------------------------------------------------

JAMES M. BURKE             VICE PRESIDENT AND CHIEF OPERATING OFFICER,
                           ASSISTANT SECRETARY AND A DIRECTOR SINCE 1987. Mr.
Age 38                     Burke joined us in October 1984 as General Manager
                           of our first Garfield's restaurant. We promoted him to Supervisor in March 1985 and to Vice President in August 1985. Mr. Burke is responsible for restaurant construction and development, restaurant and corporate operations, personnel planning, new product development and vendor relationships. From
                           1979 to 1984, Mr. Burke worked as a management trainer and General Manager for Chi-Chi's Mexican
                           Restaurants. Mr. Burke serves as a director of the Meadows Center for Retarded Adults.

EDWARD D. ORZA             DIRECTOR SINCE 1984. Mr. Orza has served as Chairman
                           of the Board and President of Brockway Truck Sales,
Age 49                     Inc., a heavy-duty truck parts distributor in New
                           York, since August 1983. From September 1975 through
                           August, 1983 Mr. Orza served as Secretary/Treasurer and a director of TriCounty Crane Carriers, Inc., which engaged in new truck sales. Mr. Orza is Dr.
                           Vincent F. Orza, Jr.'s cousin.


DR. VINCENT F. ORZA, JR.   CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND
                           CHIEF EXECUTIVE OFFICER SINCE ITS ORGANIZATION IN
Age 49                     JUNE 1984. Dr. Orza created the Garfield's
                           Restaurant & Pub concept with our Vice President and
                           Chief Operating Officer, James M. Burke. Before that time, Dr. Orza was Senior Vice President of
                           Marketing and Administration at a franchisee of Chi-Chi's Mexican Restaurants. Dr. Orza also operates Advertising and Marketing Associates, an Oklahoma City-based, market research and advertising company.

                           Dr. Orza is a speaker, panelist and organizer of numerous national restaurant conferences and conventions. He serves as a director of the Oklahoma Restaurant Association, the Juvenile Diabetes Foundation and the Oklahoma Leukemia Society, Chairman of the United Cerebral Palsy Telethon of Oklahoma, and was a 1990 candidate for Governor of the State of Oklahoma

                           Dr. Orza also served as Business and Economics Editor and News Anchor for KOCO-TV, an ABC news affiliate, where he received numerous national awards for excellence in business journalism. He was also a tenured professor in Oklahoma's largest school of business at the University of Central Oklahoma. A contributor and editor of several professional textbooks, journals and other publications, Dr. Orza was awarded several fellowships in various marketing disciplines. He holds a Doctor of Education degree from the University of Oklahoma and Bachelor of Science in Business and Master of Education degrees from Oklahoma City University.

-------------------------------------------------------------------------------
                               CLASS II NOMINEES
-------------------------------------------------------------------------------

PHILIP FRIEDMAN            DIRECTOR SINCE 1992. Mr. Friedman served as a
                           director of the Company from 1986 until 1991 when he
Age 53                     became an advisory director. He served as an
                           advisory director until November 1992, when he was appointed to the Board to fill the vacancy created by the death of Mr. George H. Marx. Mr. Friedman is the President of McAlister's Corporation, operator and franchisor of the McAlister's Deli Restaurant chain. He is also Chairman of the Board for Rosti
                           Restaurants and is the President and principal shareholder of P. Friedman & Associates, Inc., a food management and consulting company based in Rockville, Maryland. From 1984 through 1986, he was
                           Vice President of Finance and Administration for
                           Cini-Little International, Inc., the largest food service consulting firm in the United States. While with P. Friedman & Associates, Inc., Mr. Friedman has taken interim executive positions with certain clients. In 1996, Mr. Friedman was

PHILIP FRIEDMAN            named interim President of Panda Management Company,
                           Inc., a national chain of restaurants serving
continued                  Chinese food. In 1990, he became the Chief Financial
                           Officer of Service America Corporation during its financial and organizational restructuring. Service
                           America Corporation filed for reorganization under Chapter 11 of the Federal bankruptcy laws approximately 18 months after Mr. Friedman resigned as Chief Financial Officer. Mr. Friedman graduated from the University of Connecticut with Bachelors and Masters degrees and received his MBA from the Wharton School of Business at the University of Pennsylvania. Mr. Friedman serves as a director of Roadhouse Grill, Inc., Paramark Enterprises, Inc.
                           and Romacorp, Inc. Roadhouse Grill, Inc. and
                           Paramark Enterprises, Inc. are both publicly owned corporations.


THOMAS F. GOLDEN           DIRECTOR SINCE 1991. Mr. Golden is shareholder and
                           director of the law firm of Hall, Estill, Hardwick,
Age 57                     Gable, Golden & Nelson, P.C., an Oklahoma law firm
                           with offices in Tulsa and Oklahoma City. Mr. Golden has been with this firm since 1967. He served as outside general counsel for Williams Realty Corp.
                           (1974-1987), a real estate developer of major downtown mixed-use centers, including Tabor Center in Denver, Colorado and River Center in San Antonio,
                           Texas. He holds a Bachelor of Science degree in Economics from Oklahoma State University and a Juris
                           Doctorate from the University of Tulsa. He is a member of the Urban Land Institute and a board member of DTU, Ltd., American Red Cross and Midwesco
                           Industries, Inc.

-------------------------------------------------------------------------------
                               CLASS III NOMINEES
-------------------------------------------------------------------------------

LARRY KORDISCH             DIRECTOR SINCE 1997. Mr. Kordisch was appointed to
                           fill a vacancy in the Board of Directors in April
Age 52                     1997. Mr. Kordisch is a financial consultant. He was
                           the Executive Vice President - Finance and Chief
                           Financial Officer of Homeland Stores, Inc., a leading retail grocery store chain based in Oklahoma
                           City, Oklahoma, from February 1995 to May 1998.
                           While at Homeland he was responsible for finance, accounting, risk management, and information technology functions. From 1985 to 1995, Mr.
                           Kordisch served as Executive Vice President -
                           Finance and Administration, Chief Financial Officer and member of the Board of Directors of Scrivner, Inc., a $6 billion food distribution company. Mr.
                           Kordisch holds a Bachelor of Science in Business
                           Administration degree from the University of Colorado.

PATRICIA L. ORZA           SECRETARY AND A DIRECTOR SINCE 1984. Prior to
                           ceasing active employment in 1982, Ms. Orza worked
Age 46                     in management and purchasing positions with several
                           retail stores. Ms. Orza earned a Bachelors degree from the University of Central Oklahoma in 1980. Ms.
                           Orza is Dr. Vincent F. Orza, Jr.'s wife.

-------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
               THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.
-------------------------------------------------------------------------------

                  OTHER INFORMATION ABOUT THE ANNUAL MEETING

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any shareholder who wishes to present a proposal at the 2001 Annual Meeting of Shareholders must deliver such proposal to the Secretary of Eateries, Inc. by December 31, 2000, for inclusion in our proxy, notice of meeting, and proxy statement for the 2001 Annual Meeting.

AUDITORS

     Arthur Andersen LLP audited our financial statements for the years ended December 26, 1999, December 27, 1998 and December 28, 1997. Their reports are included in the Eateries, Inc. Annual Report to Shareholders that accompanies this Proxy Statement.

     Representatives of Arthur Andersen LLP will be at the Annual Meeting and available to answer questions about their audit. They may make a statement if they wish. As in prior years, we have not asked the shareholders to ratify our selection of auditors because we believe that shareholder ratification is unnecessary.

WHO WILL BEAR THE COST OF SOLICITING THESE PROXIES?

     We will pay all of the cost of soliciting these proxies. In addition to mailing proxy-soliciting material, our officers and regular employees may also solicit proxies in person, by further mailing, or by telephone or telegraph. We will not compensate them for soliciting these proxies (other than their regular compensation). We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     If you would like a copy of our Annual Report on Form 10-K (including the financial statements and schedules to the report) for the year ended December 26, 1999 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to or e-mail:

                                    MS. PATRICIA L. ORZA, SECRETARY
                                    EATERIES, INC.
                                    1220 SOUTH SANTA FE
                                    EDMOND, OKLAHOMA 73003
                                    shareholder-requests@eats-inc.com

     If you would also like a copy of the exhibits to the Form 10-K, you must first send us payment for the cost of copying the exhibits. Contact Ms. Orza at
(405) 705-5000 or at the e-mail address shown above for the copying cost.

                                              By order of the Board of Directors


                                              PATRICIA L. ORZA
June 5, 2000                                  Secretary

                                   EXHIBIT A

                    PROPOSED AMENDMENTS OF ARTICLE EIGHT OF
                     THE RESTATED ARTICLES OF INCORPORATION

     RESOLVED, That the Restated Articles of Incorporation of the Corporation, as amended, be further amended by the deletion of existing Article Eight and the substitution of the following text, so that Article Eight shall be and read in its entirety as follows:

                                 ARTICLE EIGHT

     (a) The number of directors which shall constitute the entire Board of Directors shall be not less than three (3) nor more than fifteen (15) directors. Within these limits, the number of directors shall be fixed from time to time in the bylaws. The directors shall be elected at the annual shareholders' meeting, except as otherwise provided in subparagraph (b) of this Article Eight. The directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 2000, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term and one class of three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 2001 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term, which will coincide with the remaining term of the other directors of the class.

     (b) A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty percent (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     (c) If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     (d) Notwithstanding any other provision of this Certificate of Incorporation or of the Bylaws, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of all classes of stock of the Corporation entitled to vote generally in elections of directors, shall be required to amend, alter, change, repeal, or adopt any provision inconsistent with, this Article Eight.

                                   EXHIBIT B

                       PROPOSED AMENDMENTS OF THE AMENDED
                     AND RESTATED BYLAWS OF EATERIES, INC.

     1. RESOLVED, That Sections 1, 2, 5 and 6 of Article IV of the Amended and Restated Bylaws of the Corporation be and are hereby deleted in their entirety and the following provisions placed in their stead:

     Section 1. Number. The number of Directors of the Corporation shall be seven (7).

     Section 2. Election and Terms. The Directors shall be elected at the annual shareholders' meeting. The Directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 2000, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term and one class of three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 2001 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting, shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term, which will coincide with the remaining term of the other directors of the class.

     Section 5. Vacancies. If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     Section 6. Removal. A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty percent (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     2. RESOLVED, That Article XIII of the Amended and Restated Bylaws of the Corporation be and is hereby deleted in its entirety and the following provision placed in its stead:

                                  ARTICLE XIII

                                   AMENDMENTS

     Section 1. Method of Amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors. Approval of an amendment to these bylaws by the shareholders shall require the approval of a majority of the outstanding capital stock of the Corporation except that the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of each class of stock of the Corporation entitled to vote generally in elections of directors, shall be required to directly or indirectly amend, alter, change, repeal, or adopt any provision inconsistent with, Article IV of these bylaws.

                                   EXHIBIT C

                       PROPOSED AMENDMENTS OF THE OMNIBUS
                            EQUITY COMPENSATION PLAN

     RESOLVED, that the Omnibus Equity Compensation Plan of the Corporation, as amended, be amended by the deletion of Section 6. (Director Options Rules and Conditions) and all references throughout the Plan to "Director Options"; and

          FURTHER RESOLVED, that the following provisions of the Plan shall be revised as follows:

          1.   A new definition shall be added to the Plan to read as follows:

                    "Administrator: The person or group of persons who
               administer all or any portion of the Plan, including the Committee or the Board of Directors."

          2. All references to the "Committee" in the following sections of the Plan shall be changed to the "Administrator":

                    Sections 2(n), 2(o), 2(t), 2(u), 4(b), 7(a), 7(b), 7(d),
               8(a), 8(b), 8(e), 9(a), 9(b), 9(c), 9(d), 10(a), 10(b), 13, 15,
               17(f), 17(h), 17(i), 17(j)(1)(c).

          3. The following sections of the Plan are revised to read as follows:

                    "Agent: An Employee, director, person, or entity performing services for or selling goods to the company or transacting business by or through its names, or an employee of such person or entity.

               Eligibility: Any Agent is eligible to receive an Award.

                    Administrator: The Plan shall be administered by the
               Committee, the Board of Directors or any other committee designated by the Board of Directors.

                    Administrative Powers: The Administrator shall have full
               power to interpret and administer the Plan and full authority to act in selecting the Agents or class of Agents to whom Awards will be granted, in determining the type and amount of Award to be granted to each Agent or class of Agent, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Awardees. The Administrator shall have the power to make regulations for carrying out the Plan, and to make changes in such regulations as they from time to time deem proper. Any interpretation by the Administrator of the terms and provisions of the Plan and the administration thereof, and all action taken by the Administration, shall be final, binding, and conclusive on the Company, its shareholders, Affiliates, all Agents, their respective persons claiming under or through any of them. As to the selection of and grants of awards to Awardees who are not subject to Sections 16(a) and 16(b) of the Act, the Administrator may delegate any or all of its responsibilities to appropriate Employees of the Company.

          5. Shares Subject to Grant. (a) Subject to adjustment as provided in Section 11, the total number of shares of Common Stock which the Company may grant under the Plan shall be the sum of: (i) Two Million (2,000,000) shares of Common Stock and (ii) ten percent (10%) of the total shares outstanding from time to time; provided, however, that no more than two million (2,000,000) shares of Common Stock shall be available for the grant of Incentive Stock Options under the Plan. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares necessary to an Award are forfeited or the Award otherwise terminates without the issuance of shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

          8. (b) Option Price. The price at which Common Stock may be purchased upon exercise of an Option shall be determined by the Administrator in accordance with its rules, or, in their absence, by the Administrator's discretion; provided, that, the exercise price shall not in any case be less than 85% of Fair Market Value of the Common Stock on the date of grant or the date of re-pricing an existing option, except for options granted under an employee stock purchase plan which may have an exercise price equal to the lesser of (i) 85% of Fair Market Value of the Common Stock on the first day of an offering period or (ii) 85% of Fair Market Value of the Common Stock on the last business day of an offering period.

          12. Effective Date, Termination and Amendment. The Plan shall become effective on March 13, 1989, subject to shareholder approval. The Plan shall remain in full force and effect until terminated by the Board of Director, who shall have the power to amend, suspend or terminate the Plan at any time. The terms of any existing Awards (including without limitation price and term) shall be subject to amendment upon the agreement of the Awardee and the Administrator."

EATERIES, INC.
1220 S. SANTA FE AVENUE
EDMOND, OK  73003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Vincent F. Orza, Jr., James M. Burke and Edward
D. Orza as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Eateries, Inc. held of record by the undersigned on May 12, 2000, at the Annual Meeting of Shareholders to be held on July 3, 2000, or any adjournment thereof.

1. Approval of Proposed Amendments to the Restated Articles of Incorporation and the Amended and Restated Bylaws of Eateries, Inc. which will have the effect of approving a classified board of directors. Board recommends "FOR".

                        FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

2. Approval of Proposed Amendments to the Restated Articles of Incorporation and the Amended and Restated Bylaws which will have the effect of allowing the board of directors to fill vacancies among the directors. Board recommends "FOR".

                        FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

3. Approval of Proposed Amendments to the Restated Articles of Incorporation and the Amended and Restated Bylaws which will have the effect of allowing the removal of directors only for cause. Board recommends "FOR".

                        FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

4. Approval of Proposed Amendments to the Restated Articles of Incorporation and the Amended and Restated Bylaws which will have the effect of allowing the board of directors to amend any provision of the Restated Bylaws. Board recommends "FOR".

                        FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

5. Approval of Proposed Amendments to the Restated Articles of Incorporation and the Amended and Restated Bylaws which will have the effect of permitting future revisions of the amendments approved at the meeting only upon the approval of 66 2/3% of the outstanding common stock. Board recommends "FOR".

                        FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

6. Approval of Proposed Amendments of the Omnibus Equity Compensation Plan eliminating the Director Option portion of the Plan, allowing Directors to receive awards under the Plan in the same manner as employees. Board recommends "FOR".

                        FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

7. Election of Directors:              FOR all nominees listed below [ ]
   Board recommends "FOR".             (except as marked to the contrary below)

                                       WITHHOLD AUTHORITY [ ]
                                       to vote for all nominees listed below

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name below. The year in the parenthesis after each director's name indicates the year his term in office will expire if the Proposed Amendments described in proposal 1 above are approved.

      James M. Burke(2003), Thomas F. Golden (2002), Edward D. Orza (2003), Larry Kordisch (2001), Philip Friedman (2002), Patricia L. Orza (2001)
                         and Vincent F. Orza, Jr. (2003)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE NAMED PROXIES TO VOTE THE UNDERSIGNED'S SHARES ON ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING VOTING AGAINST ANY DIRECTOR NOMINEES NOT IDENTIFIED ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    DATED:                             , 2000
                                          ----------------------------

                                    -----------------------------------------
                                                   (Signature)

                                    -----------------------------------------
                                           (Signature if held jointly)

                                    Please mark, sign, date and return this
                                    Proxy Card promptly using the enclosed
                                    envelope.